INGERSOLL-RAND COMPANY

                          6.391% DEBENTURES DUE 2027


REGISTERED                                                          REGISTERED

NO. R-1                                                           $200,000,000
CUSIP [_____]


     If this Security is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Security is exchanged in whole or in part for Securities in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

          INGERSOLL-RAND COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (herein called the "Company", which term includes any successor corporation under the Indenture, hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $200,000,000 (TWO HUNDRED MILLION DOLLARS) on November 15, 2027, and to pay interest thereon from November 24, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15, and November 15, in each year, commencing May 15, 1998, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment.
The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

           Payment of the principal of (and premium, if any) and interest, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

          Dated:  November 24, 1997

        TRUSTEE'S CERTIFICATE OF            INGERSOLL-RAND COMPANY
             AUTHENTICATION

This is one of the Securities of the
series designated therein referred to       By: __________________________
in the within-mentioned Indenture.                    Vice President

THE BANK OF NEW YORK, as Trustee

                                            By: __________________________
By: __________________________                          Secretary
     Authorized Signature

                            [Reverse Side of Note]

                            INGERSOLL-RAND COMPANY

                          6.391% DEBENTURES DUE 2027


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1986, as supplemented by a First Supplemental Indenture dated as of August 15, 1986 and a Second Supplemental Indenture dated as of November 1, 1986 (as so supplemented, herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

          The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding of all series to be affected, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the coin or currency herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          This Security will be redeemable as a whole or in part, at the option of the Company at any time after November 15, 2004, and from time to time, on not less than 30 or more than 60 days' notice mailed to registered Holders thereof, at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) thereon (disregarding the Holders' optional redemption right) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 10 basis points, together in either case with accrued interest on the principal amount being redeemed to the date of redemption.

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations or (C) if the Trustee is able to obtain only one Reference Treasury Dealer Quotation from the Reference Treasury Dealers, such Quotation. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 5:00 p.m., New York City time on the third business day preceding such redemption date.

          "Reference Treasury Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

          "Remaining Scheduled Payments" means, with respect to that portion of this Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

          From and after notice has been given as provided in the Indenture, if funds for the redemption shall have been made available on such redemption date, that portion of this Security will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of Holders of that portion of this Security will be to receive payment of the redemption price.

          This Security may be repaid in whole or in part in increments of $1,000, at the option of the Holder thereof, on November 15, 2004 and each November 15 thereafter at their principal amount plus accrued and unpaid interest to the repayment date (the "Repayment Amount"). If a repayment date is not a business day, the Company will pay the Repayment Amount with respect to which it has received the required notice (as hereinafter described) on the next succeeding business day.

          In order for a Holder to be repaid, the Company must receive at the office of the Trustee's New York facility at 101 Barclay Street, 21st Floor, New York, New York 10286, not less than 30 or more than 60 days' prior to the repayment date (the "Election Period") (i) this Security with the form entitled "Option to Elect Repayment" set forth below duly completed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers or a commercial bank or a trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the amount of this Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security with the entitled "Option to Elect Repayment" on the reverse of this Security duly completed will be received by the Company not later than five business days after the date of such facsimile transmission or letter and this Security and form duly completed are received by the Company by such fifth business day. Any such election shall be irrevocable. All question as to the validity, eligibility (including time of receipt) and acceptance of this Security for repayment will be determined by the Company, whose determination will be final and binding.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No recourse for the payment of the principal of (and premium, if any) or interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present of future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          This Security shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with accrued interest to the repayment date.

          For this Security to be repaid, the Company must receive at the office of the Trustee, located at 101 Barclay Street, 21st Floor, New York, New York 10286 (or at such other place or places of which the Company shall from time to time notify the holder of the within Security) not less than 30 or more than 60 days prior to the repayment date, or if such repayment date is not a Business Day, the next succeeding Business Day, (i) this Security with this "Option to Elect Repayment" form duly completed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers or a commercial bank or a trust company in the United States of America setting forth the name of the holder of the within Security, the principal amount of the within Security, the amount of the within Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the within Security with this "Option to Elect Repayment" form duly completed will be received by the Company not later than five Business Days after the date of such facsimile transmission or letter and the within Security and form duly completed are received by the Company by such fifth Business Day.

          If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the holder elects to have repaid: $_________. A Security will be issued to the holder in an amount equal to the portion not being repaid.

Dated:
                                    ________________________________________
                                    Note:  The Signature to this Option to
                                    Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alteration or enlargement or any other change whatsoever.

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________________ Custodian ____________________
                          (Cust)                         (Minor)
                     under Uniform Gifts to Minors Act ______________
                                                       (State)


                   Additional abbreviations may also be used
                         though not in the above list

                 FOR VALUE RECEIVED, _______________________________
hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL
SECURITY OR OTHER
IDENTIFYING NUMBER
OF ASSIGNEE


____________________ ______________________________________________________
Please print or typewrite name and address of assignee




__________________________________________________________________
the within Instrument of the said Company and do hereby irrevocably constitute and appoint



____________________________________________________, Attorney
to transfer the said Instrument on the books of the said Company with full power of substitution in the premises.

Dated:  ____________________________

                                           ___________________________________
                                           NOTICE THE SIGNATURE TO THIS
                                           ASSIGNMENT MUST CORRESPOND WITH THE
                                           NAME AS WRITTEN UPON THE FACE OF
                                           THE INSTRUMENT IN EVERY PARTICULAR,
                                           WITHOUT ALTERATION OR ENLARGEMENT,
                                           OR ANY CHANGE WHATEVER